Exhibit 99.1

VSE Corporation Announces Mutual Agreement to Terminate the Sale of the VSE Federal and Defense Segment to Bernhard Capital Partners

ALEXANDRIA, VIRGINIA, September 27, 2023 - VSE Corporation (NASDAQ: VSEC, “VSE”, or the “Company”), a leading provider of aftermarket distribution and maintenance, repair and overhaul (“MRO”) services for air, land and sea transportation assets for commercial and government markets, announced today that it has entered into a mutual agreement to terminate the agreement to sell the VSE Federal and Defense segment to Bernhard Capital Partners (“BCP”), which was originally announced on May 1, 2023.

The parties mutually agreed to terminate the agreement. Necessary approvals and closing conditions to effectuate the divestiture are no longer expected to be completed in a reasonable amount of time, for reasons unrelated to VSE or BCP. No party will be required to pay any termination fee as a result of the mutual decision to terminate the agreement, and the parties will each bear their respective costs and expenses. The VSE Federal and Defense segment will remain in discontinued operations as the assets are held for sale.

“While today’s announcement is unexpected, we intend to continue to pursue the divestiture of the Federal and Defense segment to accelerate our growth strategies as a two-segment aftermarket business,” stated John Cuomo, President and CEO of VSE Corporation. “Our decision to terminate the agreement did not come lightly, but we believe it provides a favorable opportunity for our team members and shareholders to move more quickly and effectively toward the sale of this business and its assets.”

“Since the May 2023 announcement of the strategic repositioning of VSE, we have generated strong earnings and robust above-market revenue growth in both our Aviation and Fleet segments and acquired a market-leading aerospace distribution and MRO business, furthering the strategic focus on high-growth, higher-margin commercial aftermarket business opportunities. We look forward to sharing new business updates and our third quarter results in the coming weeks,” Mr. Cuomo concluded.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for air, land and sea transportation assets for commercial and government markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements relating to future business opportunities and conditions, as well as the expected timing of any sale of the Federal and Defense segment or the assets related thereto, the anticipated benefits of any disposition of the Federal and Defense segment or the assets related thereto and the use of the proceeds therefrom, the anticipated benefits of the strategic repositioning of the Company and the related strategic repositioning to the Company’s future financial results. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, our ability to execute upon any sale of the Federal and Defense segment or any assets related thereto, our strategic repositioning of the Company, risk related to the performance of the aviation aftermarket, global economic and political conditions, prolonged periods of inflation and our ability to mitigate the impact thereof, our dependence on third-party package delivery companies, risks related to technology security and cyber-attack, risks related to our outstanding indebtedness, and the other factors identified in our reports filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2022. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking-statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman

VP, Investor Relations & Communications

(954) 547-0480

investors@vsecorp.com